UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2019

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Tennessee Valley Authority (“TVA”) announced on February 14, 2019, that Jeffrey J. Lyash has been appointed as TVA’s new President and Chief Executive Officer, effective no later than August 14, 2019. He will succeed William D. Johnson, who is retiring from his position with TVA.

Mr. Lyash, age 57, has been the President and Chief Executive Officer of Ontario Power Generation Inc. (“OPG”), an electric utility, since August 2015. Prior to joining OPG, Mr. Lyash served as the President of the Power Business Unit of Chicago Bridge & Iron Company N.V., an engineering, procurement, and construction company, from July 2013 to August 2015, as Executive Vice President of Energy Supply for Duke Energy Corporation, an electric utility, from July 2012 to December 2012, and as Executive Vice President of Energy Supply for Progress Energy, Inc. (“Progress Energy”), an electric utility, from June 2010 to July 2012. Mr. Lyash joined Progress Energy (formerly Carolina Power & Light Company) in 1993 and held a number of other positions before assuming the role of Executive Vice President of Energy Supply, including Executive Vice President of Corporate Development from July 2009 to June 2010, President and Chief Executive Officer of Progress Energy Florida, Inc., from June 2006 to July 2009, Senior Vice President of Energy Delivery for Progress Energy Florida, Inc., from November 2003 to June 2006, and Vice President of Transmission for Progress Energy Carolinas, Inc., from January 2002 to October 2003. He also held a wide range of management and executive roles in Progress Energy's nuclear program, including Operations Manager, Engineering Manager, Plant Manager, and Director of Site Operations. Mr. Lyash began his career in the utility industry in 1981 and worked for Pennsylvania Power & Light before joining the U.S. Nuclear Regulatory Commission (“NRC”), where he worked from 1984 to 1993. While at the NRC, Mr. Lyash held a number of senior technical and management positions and also worked from June 1984 to May 1985 as an engineer at Browns Ferry Nuclear Plant while on loan to TVA. Mr. Lyash has served as a director for the Electric Power Research Institute (“EPRI”) since 2015 and is currently Chair of the EPRI Board, and he has served as a director for Granite Construction Inc. since June 2018.

Mr. Lyash will receive an annual salary of $920,000.  He will be a participant in TVA’s Executive Annual Incentive Plan (“EAIP”) with a target annual incentive opportunity of 150 percent of his annual salary. He will be eligible for an EAIP award for fiscal year 2019 as long as he commences employment by June 30, 2019, and the amount of the award will be prorated based on the number of months he is employed during the fiscal year, and based on individual and corporate performance.

Mr. Lyash will also be a participant in TVA’s Long-Term Incentive Plan (“LTIP”). Under the long-term performance (“LTP”) component of the LTIP, Mr. Lyash’s target grant opportunity will be 220 percent of his annual salary on his commencement date. Effective October 1, 2019, Mr. Lyash will receive an initial LTP grant of $2,024,000 for the three-year performance cycle ending on September 30, 2021, and will also receive an LTP grant of $2,024,000 for the three-year performance cycle ending on September 30, 2022. Under the long-term retention (“LTR”) component of the LTIP, Mr. Lyash’s target opportunity will be 95.2 percent of his annual salary beginning in fiscal year 2020. Based on an annual salary of $920,000, Mr. Lyash will receive an LTR grant of $876,000 for the three-year retention period ending on September 30, 2022, and the grant will vest in one-third increments as long as Mr. Lyash remains employed by TVA on the applicable vesting dates: $292,000 on September 30, 2020, $292,000 on September 30, 2021, and $292,000 on September 30, 2022.

Mr. Lyash will also be a Tier 1 participant in TVA’s Supplemental Executive Retirement Plan (“SERP”). The prior employer offset will be waived, and the qualified plan offset will be calculated based on the pension benefit he would be eligible to receive as a participant in TVA’s 401(k) plan. At the commencement of his employment, Mr. Lyash will be granted five years of credited service for calculating his SERP benefit. In the event of involuntary termination except for cause prior to five years of actual service, the vesting requirement will be waived and he will be entitled to the additional five years of granted credited service plus his actual years of service for calculating his SERP benefit. In the event of termination for cause or voluntary termination for any reason prior to five years of actual service, the vesting requirement will be waived and his SERP benefit will be calculated based on a total of five years of credited service. After five years of actual service with TVA, he will be granted five additional years of credited service for a total of 15 years of credited service for calculating his SERP benefit. In the event of termination for cause or voluntary termination for any reason after five years of actual service, his SERP benefit will be calculated based on a combined total of his actual years of service and the additional granted 10 years of credited service. Except for and subject to the vesting and other conditions stated above, in the event of termination (other than termination for cause), his termination will be considered an approved termination under

SERP and a benefit equal to that calculated for an approved termination will be payable upon termination according to the terms of the plan.

In connection with his move to Knoxville, Tennessee, TVA will pay for the actual and reasonable travel and moving expenses for Mr. Lyash and his immediate family. These relocation benefits must be repaid to TVA in full if, within one year of the effective date of his employment, (1) he voluntarily terminates his employment, unless the separation is for reasons beyond his control and acceptable to TVA, or (2) he is terminated for cause.

Mr. Lyash will also receive a recruitment and relocation incentive of $1,784,000, which will vest and be paid in three installments as long as Mr. Lyash remains employed by TVA on the applicable vesting dates: $400,000 on September 30, 2019, $1,092,000 on September 30, 2020, and $292,000 on September 30, 2021.

TVA will provide Mr. Lyash a sign-on bonus payment of $380,000, which will be paid as soon as practical following the commencement of his employment. The sign-on bonus payment must be repaid in full to TVA if, within one year of the effective date of his employment, (1) he voluntarily terminates his employment, unless the separation is for reasons beyond his control and acceptable to TVA, or (2) he is terminated for cause.

In the event TVA terminates Mr. Lyash’s employment without cause, TVA will pay him a lump-sum payment in an amount equal to one year’s annual salary and one year’s EAIP incentive based on 100 percent of his target opportunity.

There are no family relationships between Mr. Lyash and any director, executive officer, or person nominated or chosen to become a director or executive officer of TVA.  Mr. Lyash does not have a direct or indirect material interest in any transaction or arrangement in which TVA is a participant other than in connection with his employment as described in this report.

Item 9.01 Financial Statements and Exhibits

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Offer Letter to Jeffrey J. Lyash Approved as of February 14, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority
(Registrant)

Date: February 14, 2019	/s/ John M. Thomas, III
John M. Thomas, III
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

This exhibit is filed pursuant to Item 5.02 hereof.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Offer Letter to Jeffrey J. Lyash Approved as of February 14, 2019